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                                                                    EXHIBIT 99.1

[STURM, RUGER & CO., INC. LETTERHEAD]
      SOUTHPORT, CONNECTICUT 06890 U.S.A.

                                                FOR IMMEDIATE RELEASE

For further information contact:
William B. Ruger, Jr.        603-863-3300
Stephen L. Sanetti           203-259-7843
Thomas A. Dineen             203-259-7843

                      STURM, RUGER & COMPANY, INC. REPORTS
                          IMPROVED FIRST QUARTER SALES

      SOUTHPORT, CONNECTICUT, April 18, 2005-- Sturm, Ruger & Company, Inc. (NYSE-RGR), today reported increased first quarter 2005 net sales of $44.3 million compared to $40.2 million in the first quarter of 2004, and net income of $3.7 million or $0.14 per share compared to $3.9 million or $0.14 per share in the first quarter of 2004.

      Chairman William B. Ruger, Jr. commented on the firearms results, "Firearm unit shipments increased 2% from the prior year due to strong demand for our new products and rejuvenated interest in our established firearms. Among our many new products receiving praise from consumers and firearms writers alike are the new family of Ruger Vaqueros, the 50th Anniversary Ruger Blackhawk, the new family of Ruger Ranch Rifles, the new family of Ruger Mark III pistols, the Ruger P345 centerfire pistols, and the new Ruger M77MKII Frontier rifles. In addition, we shipped 5,000 KP95D 9mm pistols to the U.S. Army Tank-automotive and Armaments Command in January 2005."

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Sturm, Ruger Earnings page 2


      Our Ruger Gold Label shotgun recently received the NRA's American Rifleman magazine "Golden Bullseye" award for "Shotgun of the Year for 2005" as a "new and innovative product honoring the timeless tradition and history of the shooting sports." We were further honored on April 16 to receive the Shooting Industry "Academy of Excellence" award for "Manufacturer of the Year for 2005" for "continued dedication to providing quality American-made products that meet varying needs of responsible gun owners, as reflected in the unprecedented introduction of over 40 new models and product variations in the last year."

      Mr. Ruger elaborated on the castings results, "Our castings business continues to improve, as evidenced by our 26% increase in sales from 2004. Further sales growth which leads to the utilization of the relocated titanium foundry in New Hampshire is important to this segment's long-term success."

      Mr. Ruger also commented on the Company's strong balance sheet, "At March 31, 2005, we remain debt free, with $35 million of cash and short-term investments."

      The Company continued to prevail in the courts during the first quarter. On February 10, 2005, the First Appellate District, Division One, in the Court of Appeals of the State of California, unanimously affirmed that the "unfair trade practice" and "public nuisance" lawsuits filed by San Francisco, Berkeley, Sacramento, Los Angeles, Compton, Inglewood, and West Hollywood, and the counties of San Mateo and Alameda, were properly dismissed by the trial court. This is the latest in a long string of cases at both the trial and appeals court levels holding that manufacturers of lawfully-sold, non-defective firearms are not legally at fault if these products are subsequently illegally acquired or misused by criminals.

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Sturm, Ruger Earnings page 3


      Stephen L. Sanetti, President and Chief Operating Officer, commented on the Company's continuing legal successes, "Court after court has found our responsible sales and marketing practices in this heavily-regulated industry to be appropriate and legally correct. Violent crime is at a twenty year low, and firearms accidents are at an all-time low, due at least in part to many voluntary efforts of Sturm, Ruger and the responsible firearms industry. We now have but two "conventional" product liability and four "municipal" lawsuits open, the lowest such figures in many years."

      Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company's business segments are engaged in the manufacture of the world famous RUGER(R) brand of sporting and law enforcement firearms and titanium and steel investment castings for a wide variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

      The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general and other governmental entities and membership organizations, and the impact of future firearms control and environmental legislation, any one or more of which could cause actual results to differ materially

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Sturm, Ruger Earnings page 4


from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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                          STURM, RUGER & COMPANY, INC.
             Condensed Consolidated Statements of Income (unaudited)
                    (in thousands, except per share amounts)


                                                          Three Months Ended
                                                              March 31,
                                            2005            %             2004           %
                                         ----------    ----------      ----------   ----------
Firearms sales                           $   39,100          88.3      $   36,138         89.8
Castings sales                                5,160          11.7           4,099         10.2
                                         ----------    ----------      ----------   ----------
          Net sales                          44,260         100.0          40,237        100.0
Cost of products sold                        32,412          73.2          28,026         69.7
                                         ----------    ----------      ----------   ----------
          Gross profit                       11,848          26.8          12,211         30.3
Expenses:
          Selling                             4,061           9.2           4,150         10.2
          General and administrative          1,628           3.7           1,676          4.2
                                         ----------    ----------      ----------   ----------
                                              5,689          12.9           5,826         14.4
                                         ----------    ----------      ----------   ----------
          Operating income                    6,159          13.9           6,385         15.9

Other income (loss) - net                       (14)         (0.0)             90          0.2
                                         ----------    ----------      ----------   ----------
          Income before income taxes          6,145          13.9           6,475         16.1

Income taxes                                  2,464           5.6           2,596          6.5
                                         ----------    ----------      ----------   ----------

          Net income                     $    3,681           8.3      $    3,879          9.6
                                         ==========    ==========      ==========   ==========

Earnings per share
          Basic                          $     0.14                    $     0.14
          Diluted                        $     0.14                    $     0.14

Cash dividends per share                 $     0.10                    $     0.20

Average shares outstanding
          Basic                              26,911                        26,911
          Diluted                            26,911                        27,008


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                          STURM, RUGER & COMPANY, INC.
                Condensed Consolidated Balance Sheet (unaudited)
                                 (in thousands)


                                                                       March 31,
                                                                         2005
                                                                      ---------
Assets
Cash and cash equivalents                                             $   3,841
Short-term investments                                                   30,890
Trade receivables, net                                                   18,988
Inventories                                                              48,723
Deferred income taxes                                                     6,813
Prepaid expenses and other assets                                         2,815
                                                                      ---------
     Total current assets                                               112,070

Property, plant and equipment                                           160,298
     Less depreciation                                                 (133,574)
                                                                      ---------
                                                                         26,724

Deferred income taxes                                                     1,165
Other assets                                                              8,626
                                                                      ---------
Total                                                                 $ 148,585
                                                                      =========

Liabilities and Stockholders' Equity
Trade accounts payable and
     accrued expenses                                                 $   4,013
Product liability                                                         1,902
Employee compensation                                                     6,200
Workers' compensation                                                     5,451
Income taxes                                                              2,349
                                                                      ---------
     Total current liabilities                                           19,915

Accrued pension liability                                                 6,379
Product liability accrual                                                 1,133

Stockholders' equity                                                    121,158
                                                                      ---------
Total                                                                 $ 148,585
                                                                      =========


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